                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                             APRIL 23, 2003

INVESTOR RELATIONS CONTACT:                 MEDIA RELATIONS CONTACT:
DIANA MATLEY                                KEVIN BRETT
408-433-4365                                408-433-7150
diana@lsil.com                              kbrett@lsil.com

CC03-62

             LSI LOGIC REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

                       FIRST QUARTER NEWS RELEASE SUMMARY

- Revenues of $373 million, within previous guidance

- GAAP* net loss of 33 cents a diluted share.

- Net loss, excluding special items**, of 14 cents, beats First Call consensus estimate.

- Gross Margin of 33 percent, exceeds previous guidance.

- Generated positive operating cash flow for fourth consecutive quarter.

- Cash and short-term investments grow $15 million to $1 billion.

                         SECOND QUARTER BUSINESS OUTLOOK

- Projected sequential revenue growth in the range of 4-10 percent.

- GAAP loss per share in the range of 23-31 cents.

- Net loss per share, excluding special items, in the range of 10-12 cents.

- Global workforce reduction and other actions to lower break-even point.

* Generally Accepted Accounting Principles

** Acquisition-related amortization, restructuring and other special items.

                    LSI LOGIC ANTICIPATES Q2 REVENUE GROWTH;
                             LOWERS BREAK-EVEN POINT

MILPITAS, CALIFORNIA - LSI Logic Corporation (NYSE: LSI) today reported revenues of $373 million in the first quarter of 2003, a 22 percent sequential decrease compared to the $480 million reported in the fourth quarter of 2002, and a decline of 10 percent compared to the $413 million reported in the first quarter of 2002.

Cash and short-term investments increased $15 million to $1.0 billion at the end of the 2003 first quarter.

The 2003 first quarter GAAP* net loss was $122 million or 33 cents a diluted share. The 2002 fourth quarter GAAP net loss was $31 million or 8 cents a diluted share. The company reported a GAAP net loss of $172 million or 47 cents a diluted share in the 2002 first quarter.

First quarter net loss, excluding special items**, was $51 million or 14 cents a diluted share compared to fourth quarter 2002 net income, excluding special items, of $5 million or 1 cent a diluted share. The company reported a net loss, excluding special items, of $42 million or 12 cents a diluted share in the first quarter of 2002.

"Excess retail inventory in consumer electronics led to greater than anticipated seasonality in our Consumer business,' said Wilfred Corrigan, LSI Logic chairman and chief executive officer. "Lingering inventory in the enterprise networking supply chain also contributed to a difficult business environment in the first quarter. We are anticipating sequential revenue growth of 4-10 percent in the second quarter.

"We recorded our first design wins with our RapidChip(TM) semiconductor platform and anticipate first revenues in the middle of the year. This new technology will strengthen our ASIC product offerings. We are targeting the return to profitability in the second half of the year on both an excluding special items and GAAP basis."

Cost reduction actions taken in the first and second quarters are projected to reduce the company's break-even point to approximately $450 million quarterly revenue (excluding special items) and about $500 million quarterly revenue
(GAAP), accelerating the return to profitability. These measures will reduce the company's global workforce by approximately 580 positions or 11 percent.

"We are executing a financial plan that is generating cash, reducing our long-term debt, improving our cost structure and promoting growth in our targeted businesses," said Bryon Look, LSI Logic chief financial officer.

                    LSI LOGIC SECOND QUARTER BUSINESS OUTLOOK

-----------------------------------------------------------------------------------------------------------------
                                                                                              EXCLUDING SPECIAL
                                               GAAP*               SPECIAL ITEMS**                 ITEMS
-----------------------------------------------------------------------------------------------------------------
REVENUE GROWTH                       4 to 10% Sequentially                                 4 to 10% Sequentially

-----------------------------------------------------------------------------------------------------------------
GROSS MARGIN                               35 to 36%                                             35 to 36%

-----------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES                  $ 223 to $245 million          $50 to $70 million     $  173 to $175 million

-----------------------------------------------------------------------------------------------------------------
NET OTHER INCOME (EXP.)             $ (2) to $(4) million                                 $ (2) to $(4) million

-----------------------------------------------------------------------------------------------------------------
TAX PROVISION                       $     6 million                                       $      6 million

-----------------------------------------------------------------------------------------------------------------
EARNINGS (LOSS)/SHARE               $  (0.23) to $(0.31)           $(0.13) to $(0.19)     $   (0.10) to $(0.12)

-----------------------------------------------------------------------------------------------------------------
DILUTED SHARE COUNT                       378 million                                            378 million
-----------------------------------------------------------------------------------------------------------------

Capital spending is projected to be under $20 million in the second quarter, and less than $100 million in 2003.

Second quarter depreciation and software amortization is expected to be approximately $50 million.

*  Generally Accepted Accounting Principles

** Acquisition-related amortization, restructuring and other special items.

NOTE: The company's financial guidance will be limited to the comments made on today's public conference call and contained in the Business Outlook section of this news release.

            LSI LOGIC BUSINESS, TECHNOLOGY AND PRODUCT ANNOUNCEMENTS

- LSI Logic announced the availability of seven user-configurable RapidChip(TM) (http://rapidchip.lsilogic.com) slices that free designers to create custom logic solutions for a broad range of applications in as little as six months. The slices are aimed at the communications, storage and consumer markets. http://www.lsilogic.com/news/product_news/pr20030303.html

- LSI Logic announced demonstration of the first intelligent, fully integrated iSCSI storage controller solution using MegaRAID(R) technology connecting to an IP SAN. The iMegaRAID(TM) single- and dual-channel iSCSI RAID products will enable storage system manufacturers to deploy target subsystems with proven, intelligent functionality, storage flexibility and scalability.
http://www.lsilogic.com/news/product_news/pr20030415a.html

- JVC (Victor Company of Japan, Limited) Professional Products, Systems and Network Sector and LSI Logic announced that they are making it easier and more cost-effective to develop high definition content in a PC environment. Using the LSI Logic DoMiNo(TM) network media processing architecture, JVC created the industry's first high-definition television (HDTV) real-time encoder PCI board, the HDTVxpress(TM) Compressor.
http://www.lsilogic.com/news/product_news/pr20030401.html

- LSI Logic announced the availability of an Ultra320 SCSI Integrated Striping hardware RAID solution (http://lsilogic.com/320). Developed to provide users with exceptional performance and scalability for workstation applications including digital content creation, CAD/CAE, GIS, software development and financial analysis, Dell Precision(TM) workstations are first to offer the LSI Logic Integrated Striping product. http://www.lsilogic.com/news/product_news/pr20030421.html

- LSI Logic Storage Systems, Inc. introduced a new entry-level controller designed to deliver significant price/performance benefits with robust features and functionality not typically available in small to mid-range configurations. The new 2882 controller provides robust features, functionality and modular scalability for small to mid-range configurations. http://www.lsilogic.com/news/product_news/pr20030407.html

- LSI Logic and Synplicity announced a joint development agreement to provide an optimized physical synthesis tool expressly for LSI Logic RapidChip(TM) customers. Synplicity is working closely with the LSI Logic RapidChip engineering team to create a customized physical synthesis solution that uniquely targets the RapidChip architecture and sets a new standard for custom logic designer productivity. This joint development will result in a new class of physical synthesis tools that enables designers to readily achieve design goals on RapidChip products.
http://www.lsilogic.com/news/product_news/pr20030422a.html

- TANDBERG Television (Oslo, Norway, Stock Exchange: TAT) selected LSI Logic's advanced codec solutions for its latest high definition television (HDTV) encoder and decoder products. LSI Logic's DVxpert(TM) and DoMiNo(TM) product families are shaping the broadcast industry by addressing HDTV's demanding requirements for quality, reliability and compression efficiency. http://www.lsilogic.com/news/product_news/pr20030407a.html

- Acer Inc. selected LSI Logic's market leading Ultra320 PCI RAID storage adapters for Acer's high-performance tower and rack mount server lines. Acer will offer LSI Logic's first-to-market MegaRAID(R) SCSI 320-1 and MegaRAID SCSI 320-2 storage adapters across all high volume and enterprise class server lines including the Altos G510, a powerful and reliable general-purpose server. http://www.lsilogic.com/news/product_news/pr20030226.html

- LSI Logic announced the availability of a complete Linux-based ADSL Ethernet reference design for customer premise equipment (CPE) manufacturers. http://www.lsilogic.com/news/product_news/pr20030219.html

- Toshiba Corporation selected LSI Logic's first-to-market MegaRAID(R) SCSI 320-1 and MegaRAID SCSI 320-2 storage adapters across their Magnia server lines. LSI Logic is the leading supplier of host-based RAID to the global PC and server markets with nearly two million RAID solutions shipped to OEMs, ODMs, system integrators and resellers worldwide. http://www.lsilogic.com/news/product_news/pr20030327.html

- LSI Logic announced production capability of its advanced flip chip packaging products with its Gflx(TM) 0.11-micron copper and low k-based SoC product line. This advanced flip chip capability follows LSI Logic's Pad on I/O(TM) technology announcement, which places bond pads directly on top of active I/O circuits in a chip design and is already in production using copper/low k processes. http://www.lsilogic.com/news/product_news/pr20030324.html

- Teradata, a division of NCR Corporation, selected LSI Logic Fibre Channel host bus adapters (HBA). LSI Logic's quad-channel HBAs (http://adapters.lsilogic.com) enable operation of the NCR6840 Quad Modular Fibre Channel Disk Array, which is a key component in large parallel processing systems that have been designed by Teradata for active data warehousing. http://www.lsilogic.com/news/product_news/pr20030206.html

- LSI Logic announced that Dazzle(TM), the leading brand in digital video capture and editing, is leveraging the power of the LSI Logic DoMiNo(TM) DMN-8100 codec for its Hollywood USB 2.0. Using the LSI Logic DMN-8100 single-chip device, the Hollywood USB 2.0 allows consumers to capture DVD-quality video from any (digital or analog) camcorder, VCR or TV, and create Hollywood-style DVD content.
http://www.lsilogic.com/news/product_news/pr20030312b.html

- LSI Logic announced full production availability of MegaRAID(R) Serial ATA 150-2 RAID storage adapters extending their position as leading provider of low-cost RAID with the industry's widest offering of Serial ATA and ATA-based solutions. The MegaRAID SATA 150-2 ensures high performance and continuous data redundancy using the fastest Serial ATA/150 drives. http://www.lsilogic.com/news/product_news/pr20030403.html

- LSI Logic announced the availability of production samples of the market's first quad-channel PCI-X SCSI RAID storage adapters with Ultra320 SCSI performance. Designed for enterprise-class computing platforms, the new PCI-X SCSI RAID storage adapters are targeted at the critical need for high-bandwidth server and storage environments.
http://www.lsilogic.com/news/product_news/pr20030218a.html

- Hitachi Global Storage Technologies and LSI Logic's Storage Standard Products division announced plans to coordinate their respective product development efforts to speed delivery of next-generation Serial Attached SCSI (SAS) technology. The companies plan to share design implementations, performance-testing results and debug information, as well as participate in other joint activities.
http://www.lsilogic.com/news/product_news/pr20030325.html

LSI LOGIC CONFERENCE CALL INFORMATION

LSI Logic will hold a conference call today at 2 p.m. PDT to discuss first quarter 2003 financial results. The number is 1-303-262-2130. Internet users can access the conference call by visiting http://www.lsilogic.com/investors. A replay of the call will be available today at approximately 5 p.m. PST and will be available for 48 hours. The number is 1-800-405-2236. (International, 1-303-590-3000). The webcast replay will be available until April 30.

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS: This news release and the statements by LSI Logic management include forward-looking statements that may involve a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from the actual future events or results. Forward-looking statements include projections of growth in the storage components, storage systems, consumer and communications businesses, estimates of revenue growth, operating expenses, net other income, earnings, gross margins, tax provisions, capital spending, depreciation, acquisition-related amortization, restructuring expenses, other special items and common share count made in this news release. The company's actual results in future periods may be materially different from any performance suggested in this news release. Risks and uncertainties to which the company is subject include, but are not necessarily limited to, fluctuations in the timing and volumes of customer demand, the rate of depletion of customer inventory buildup and the company's achievement of revenue objectives and other financial targets. Other risks and uncertainties that may affect the company's actual results include, but are not necessarily limited to, the development of new products, the timing and success of new product introductions, the continued availability of appropriate levels of manufacturing capacity, the realization of benefits from the company's strategic relationships, competing technologies, products and other competitive factors and investments and disruptions in general economic activity due to worsening global business conditions or caused by the effects of terrorist activities and armed conflict. The extent to which the company may not realize the cost savings it expects from the reduction in workforce and operating expenses may also impact its future performance. The company operates in an industry sector where securities' values are highly volatile and may be influenced by the cyclical nature of the industry, the unpredictability of the economy and other factors beyond the company's control. For additional information, Readers are referred to the documents filed by LSI Logic with the SEC, and specifically the most recent reports on Form 10-K, 10-Q and 8-K. In the context of forward-looking information, reference is made to the discussion of risk factors described in the company's SEC reports filed during the past 12 months.

ABOUT LSI LOGIC

LSI Logic Corporation (NYSE: LSI) is a leading designer and manufacturer of communications, consumer and storage semiconductors for applications that access, interconnect and store data, voice and video. In addition, the company supplies storage network solutions for the enterprise. LSI Logic is headquartered at 1621 Barber Lane, Milpitas, CA 95035. http://www.lsilogic.com.

                                      # # #

Editor's Notes:

1. All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company's external website, http://www.lsilogic.com.

2. The LSI Logic logo design is a registered trademark of LSI Logic Corporation.

3. All other brand or product names may be trademarks or registered trademarks of their respective companies.

                              LSI LOGIC CORPORATION
     CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS EXCLUDING SPECIAL ITEMS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                          Three Months Ended
                                                      --------------------------
                                                      March 31,        March 31,
                                                        2003             2002
                                                      ---------        ---------
Revenues                                              $ 372,785        $ 412,509
                                                      ---------        ---------
Costs and expenses:
    Cost of revenues                                    248,068          265,909
    Research and development                            115,127          114,343
    Selling, general and administrative                  57,629           58,180
                                                      ---------        ---------
        Total costs and expenses                        420,824          438,432
                                                      ---------        ---------

Loss from operations                                    (48,039)         (25,923)

Interest expense                                         (8,831)         (15,834)
Interest income and other, net                           12,037            3,646
                                                      ---------         --------
Loss before income taxes                                (44,833)         (38,111)
Provision for income taxes                                6,000            4,250
                                                      ---------        ---------
Net loss excluding special items                      $ (50,833)       $ (42,361)
                                                      ---------        ---------
Loss per share excluding special items:
    Basic                                             $   (0.14)       $   (0.12)
                                                      ---------        ---------
    Diluted                                           $   (0.14)       $   (0.12)
                                                      ---------        ---------
Shares used in computing per share amounts:
    Basic                                               374,628          367,578
                                                      ---------        ---------
    Diluted                                             374,628          367,578
                                                      ---------        ---------

Statements of operations excluding special items are intended to present the Company's operating results, excluding special items described below, for the periods presented.

During the three month period ended March 31, 2003, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, restructuring of operations and other items, net, and other special items. The other special items consisted of a write down of certain equity securities due to impairment, offset in part by gains on miscellaneous asset sales.

During the three month period ended March 31, 2002, the special items represented additional excess inventory and related charges, amortization of acquisition related items including intangibles and non-cash deferred stock compensation, restructuring of operations and other items, net, and a $22 million tax benefit as a result of changes in the tax laws in the first quarter of 2002.

For the three month period ended March 31, 2003, the statements excluding special items are prepared using the Company's calculated tax expense of $6,000 when excluding special items. For the three month period ended March 31, 2002, the statements excluding special items are prepared using the Company's calculated tax expense of $4,250.

In computing diluted loss per share excluding special items for the three month periods ended March 31, 2003 and 2002, all common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect.

A reconciliation from net loss excluding special items to GAAP results is presented on the following page.

The format presented above is not intended to be in accordance with Generally Accepted Accounting Principles.

                              LSI LOGIC CORPORATION
       RECONCILIATION OF NET LOSS EXCLUDING SPECIAL ITEMS TO GAAP RESULTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                           Three Months Ended
                                                                       -------------------------
                                                                       March 31,       March 31,
                                                                         2003            2002
                                                                       ---------       ---------
Net loss excluding special items                                       $ (50,833)      $ (42,361)
                                                                       ---------       ---------
Special items:
    Additional excess inventory and related charges                            -         (40,754)
    Amortization of acquisition related items including
        intangibles and non-cash deferred stock compensation             (30,668)        (46,078)
    Restructuring of operations and other items, net                     (35,666)        (65,060)
    Other special items                                                   (5,258)              -
    Tax benefit                                                                -          22,500
                                                                       ---------       ---------

        Total special items                                              (71,592)       (129,392)
                                                                       ---------       ---------

Net loss                                                               $(122,425)      $(171,753)
                                                                       ---------       ---------

Basic loss per share:
    Net loss excluding special items                                   $   (0.14)      $   (0.12)
    Special items **                                                       (0.19)          (0.35)
                                                                       ---------       ---------
    Net loss                                                           $   (0.33)      $   (0.47)
                                                                       ---------       ---------
Diluted loss per share*:
    Net loss excluding special items                                   $   (0.14)      $   (0.12)
    Special items **                                                       (0.19)          (0.35)
                                                                       ---------       ---------
    Net loss                                                           $   (0.33)      $   (0.47)
                                                                       ---------       ---------
Shares used in computing per share amounts:
    Basic                                                                374,628         367,578
                                                                       ---------       ---------
    Diluted                                                              374,628         367,578
                                                                       ---------       ---------

* In computing diluted loss per share for the three month periods ended March 31, 2003 and 2002, all common stock equivalents were excluded as a result of their antidilutive effect.

**   This line item includes rounding adjustments.

                              LSI LOGIC CORPORATION
             CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (GAAP)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                           Three Months Ended
                                                                       -------------------------
                                                                       March 31,       March 31,
                                                                         2003            2002
                                                                       ---------       ---------
Revenues                                                               $ 372,785       $ 412,509
                                                                       ---------       ---------
Costs and expenses:
    Cost of revenues:
           Cost of revenues                                              248,068         265,909
           Additional excess inventory and related charges                     -          40,754
    Research and development                                             115,127         114,343
    Selling, general and administrative                                   57,629          58,180
    Restructuring of operations and other items, net                      35,666          65,060
    Amortization of acquisition related items including
        intangibles and non-cash deferred stock compensation*             30,668          46,078
                                                                       ---------       ---------

        Total costs and expenses                                         487,158         590,324
                                                                       ---------       ---------
Loss from operations                                                    (114,373)       (177,815)

Interest expense                                                          (8,831)        (15,834)
Interest income and other, net                                             6,779           3,646
                                                                       ---------       ---------

Loss before income taxes                                                (116,425)       (190,003)
Provision/ (benefit) for income taxes                                      6,000         (18,250)
                                                                       ---------       ---------

Net loss                                                               $(122,425)      $(171,753)
                                                                       ---------       ---------

Loss per share:
    Basic                                                              $   (0.33)      $   (0.47)
                                                                       ---------       ---------

    Diluted **                                                         $   (0.33)      $   (0.47)
                                                                       ---------       ---------
Shares used in computing per share amounts:
    Basic                                                                374,628         367,578
                                                                       ---------       ---------

    Diluted                                                              374,628         367,578
                                                                       ---------       ---------

* The amortization of acquisition related items including intangibles and non-cash deferred stock compensation for the three month period ended March 31, 2003 are comprised of the following items:

Amortization of intangibles                            $ 20,125
Amortization of non-cash deferred stock compensation     10,543
                                                       --------
                                                       $ 30,668
                                                       --------

** In computing diluted loss per share for the three month periods ended March 31, 2003 and 2002, all common stock equivalents were excluded as a result of their antidilutive effect.

                              LSI LOGIC CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (IN MILLIONS)
                                   (UNAUDITED)

                                                         March 31,    December 31,
ASSETS                                                     2003          2002
                                                         ----------   ------------
Current assets:
    Cash and short-term investments                      $  1,004.8    $    990.0
    Accounts receivable, net                                  225.3         248.6
    Inventories                                               206.7         194.5
    Prepaid expenses and other current assets                 205.8         193.0
                                                         ----------    ----------
        Total current assets                                1,642.6       1,626.1

Property and equipment, net                                   611.0         747.0
Goodwill and other intangibles                              1,206.8       1,251.0
Other assets                                                  636.5         518.6
                                                         ----------    ----------
        Total assets                                     $  4,096.9    $  4,142.7
                                                         ----------    ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Other current liabilities                            $    399.4    $    397.4
    Current portion of long-term debt, capital lease
        obligations and short-term borrowings                 328.5           0.4
                                                         ----------    ----------
        Total current liabilities                             727.9         397.8

Long-term debt and capital lease obligations                  911.0       1,241.2
Deferred tax and other long-term liabilities                  260.1         196.9
                                                         ----------    ----------
        Total liabilities                                   1,899.0       1,835.9

Minority interest in consolidated subsidiaries                  6.6           6.5
                                                         ----------    ----------
Stockholders' equity:
    Common stock                                            2,958.0       2,958.0
    Deferred stock compensation                               (40.6)        (51.2)
    Accumulated deficit                                      (734.6)       (612.2)
    Accumulated other comprehensive income                      8.5           5.7
                                                         ----------    ----------
        Total stockholders' equity                          2,191.3       2,300.3
                                                         ----------    ----------

        Total liabilities and stockholders' equity       $  4,096.9    $  4,142.7
                                                         ==========    ==========

                              LSI LOGIC CORPORATION
                             STATEMENT OF CASH FLOWS
                       (IN THOUSANDS, EXCEPT WHERE NOTED)
                                   (UNAUDITED)

                                                                                Three Months Ended
                                                                             ------------------------
                                                                             March 31,      March 31,
                                                                               2003           2002
                                                                             ---------      ---------
OPERATING ACTIVITIES:
Net loss                                                                     $(122,425)     $(171,753)
Adjustments:
    Depreciation & amortization                                                 87,058         88,899
    Amortization of non-cash deferred stock compensation                        10,543         26,921
    Non-cash restructuring and non-recurring items, net                         29,754         56,901
    Loss on write down of equity securities, net                                 7,006              -
    Gain on sale of property and equipment                                      (1,703)             -
    Changes in deferred tax assets and liabilities                                (410)           170

Changes in assets and liabilities
   Accounts receivable, net                                                     24,160        (30,520)
   Inventories, net                                                            (11,866)        59,328
   Prepaid expenses and other assets                                              (336)       (23,154)
   Accounts payable                                                             (1,106)       (33,632)
   Accrued and other liabilities                                                 1,205         (8,161)
                                                                             ---------      ---------
NET CASH PROVIDED BY/ (USED IN) OPERATING ACTIVITIES                            21,880        (35,001)
                                                                             ---------      ---------
INVESTING ACTIVITIES:
   Purchases of debt and equity securities available-for-sale                 (857,231)      (551,620)
   Maturities and sales of debt and equity securities available-for-sale       885,609        324,443
   Purchases of equity securities                                                    -         (1,394)
   Proceeds from sale/ (purchases) of property and equipment, net              148,923         (4,751)
   Increase in non-current assets and deposits                                (150,410)        (6,847)
                                                                             ---------      ---------
NET CASH PROVIDED BY/ (USED IN) INVESTING ACTIVITIES                            26,891       (240,169)
                                                                             ---------      ---------
FINANCING ACTIVITIES:
   Repayment of debt obligations                                                   (88)          (108)
   Issuance of common stock, net                                                   242          1,622
                                                                             ---------      ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                          154          1,514
                                                                             ---------      ---------

                                                                             ---------      ---------
Effect of exchange rate changes on cash and cash equivalents                       756          1,631
                                                                             ---------      ---------
Increase/ (decrease) in cash and cash equivalents                               49,681       (272,025)

Cash and cash equivalents at beginning of period                               448,847        757,138
                                                                             ---------      ---------
Cash and cash equivalents at end of period                                   $ 498,528      $ 485,113
                                                                             =========      =========

                              LSI LOGIC CORPORATION
                      SELECTED FINANCIAL INFORMATION (GAAP)
                        (IN MILLIONS, EXCEPT WHERE NOTED)
                                   (UNAUDITED)

                                                                            Three Months Ended
                                                               -------------------------------------------
                                                                 Mar. 31,       Dec. 31,        Mar. 31,
                                                                   2003           2002            2002
                                                               ------------    ---------      ----------
Semiconductor revenues                                         $    273.1      $   373.8      $    352.6
Storage Systems revenues                                       $     99.7      $   105.9      $     59.9
Total revenues                                                 $    372.8      $   479.7      $    412.5
Percentage change in revenues-qtr./qtr. (a)                         -22.3%          -1.5%            1.7%
Percentage change in revenues-yr./yr. (b)                            -9.6%          18.2%          -20.2%

Days sales outstanding                                                 54             47              48
Days of inventory                                                      75             59              58
Current ratio                                                         2.3            4.1             3.4
Quick ratio                                                           1.7            3.1             2.4

R&D as a percentage of revenues                                      30.9%          24.1%           27.7%
SG&A as a percentage of revenues                                     15.5%          11.6%           14.1%
Gross margin as a percentage of revenues                             33.5%          37.7%           25.7%

Employees (c)                                                       5,323          5,534           5,632
Revenues per employee (in thousands) (d)                       $    280.1      $   346.7      $    293.0
Diluted shares (in thousands)                                     374,628        372,680         367,578

Selected Cash Flow information
Purchase of property and equipment (e)                         $     14.7      $    17.1      $     10.4
Depreciation / amortization (f)                                $     61.1      $    58.8      $     64.5
In-process research and development                            $        -      $     1.0      $        -
Issuance of common stock for employee stock
                purchase and option programs                   $      0.2      $    17.7      $      1.6

(a)  Represents sequential quarter growth in revenues.

(b) Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

(c)  Actual number of employees at the end of each period presented.

(d) Revenue per employee is calculated by annualizing revenue for each quarter presented and dividing it by the number of employees.

(e)  Represents gross addition of property and equipment.

(f) Represents depreciation of fixed assets and amortization of software. Excludes amortization of intangibles and non-cash deferred stock compensation.